As filed with the Securities and Exchange Commission on July 30, 1998
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                 ---------------

                          REPUBLIC FIRST BANCORP, INC.
               (Exact name of issuer as specified in its charter)

          Pennsylvania                                   23-0993790
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                           REPUBLIC FIRST BANCORP, INC
                               1608 Walnut Street
                             Philadelphia, PA 19103
                                 (215) 735-4422
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

        AMENDED AND RESTATED STOCK OPTION PLAN AND RESTRICTED STOCK PLAN
                         OF REPUBLIC FIRST BANCORP, INC.
                            (Full title of the plan)

                                 George S. Rapp
                               Corporate Secretary
                           Republic First Bancorp, Inc
                               1608 Walnut Street
                             Philadelphia, PA 19103
                                 (215) 735-4422
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                         Arthur E. Vossberg III, Esquire
                           Spector Gadon & Rosen, P.C.
                          1635 Market Street, 7th Floor
                             Philadelphia, PA 19103

                         CALCULATION OF REGISTRATION FEE

--------------------------- ---------------- ----------------------------- ---------------------------- -------------------------
Title of Securities         Amount to be     Proposed maximum  offering    Proposed maximum aggregate   Amount of Registration
to be registered            registered       price per share               offering price               Fee
--------------------------- ---------------- ----------------------------- ---------------------------- -------------------------
Common Stock                    900,000                 $9.50                      $8,550,000                  $2,590.91
$.01 par value
--------------------------- ---------------- ----------------------------- ---------------------------- -------------------------
(1)  Estimated solely for the purpose of calculating the  registration  fee. The proposed maximum  aggregate  offering price has been computed in accordance with Rule  457(c)  based on the  average  of the high and low prices of the
     Common Stock on the NASDAQ on July 24, 1998.

                              Page 1 of 33 Pages
                         Exhibit Index Appears on Page 9

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission are incorporated by reference in this Registration Statement:

         (a) The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1997, the Company's quarterly reports on Form 10-Q for the quarter ended March 31, 1998, the Company's report on Form 8-K filed on May 22, 1998, the Company's report on Form 8-K filed on May 8, 1998, the Company's report on Form 8-K filed on June 23, 1998, and the information presented under the Caption "Common Stock" in the Registration Statement on Form SB-2 filed with the SEC on October 15, 1997 (Registration No. 333-37951).

         (b) Proxy Statement dated March 26, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 1741 through 1750 of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, (the "PBCL") contain, among other things, provisions for mandatory and discretionary indemnification of a corporation's directors, officers, and other personnel.

         Under Section 1741, unless otherwise limited by its by-laws, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) to which any of them is a party or threatened to be made a party by reason of his being a representative, director, or officer of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporate for profit or not-for-profit, partnership, joint venture, trust, or other enterprise if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 1742 provides for indemnification with respect to derivative and corporate actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 with respect to any claim, issue or matter as to which a director or officer has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a director or officer is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Section 1743 provides that indemnification against expenses is mandatory to the extent that the director or officer has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Sections 1741 or 1742.

         Section 1744 provides that unless ordered by a court, any indemnification under Sections 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that indemnification of directors and officers is proper because the director or officer met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or, if obtainable, and a majority of disinterested directors so directs, by independent legal counsel or by the shareholders.

         Section 1745 provides that expenses incurred by a director or officer in defending any action or proceeding referred to in the Subchapter may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by the Subchapter shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

         Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director whether or not the corporation would have the power to indemnify him against the liability under the Subchapter of the PBCL.

         Sections 1748 and 1749 apply to the indemnification and advancement of expenses contained in the Subchapter to successor corporations resulting from consolidation, merger, or division and to service as a representative of such corporations or of employee benefit plans.

         Section 1750 provides that the indemnification and advancement of expenses granted pursuant to the Subchapter, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representatives of that person.

         Article V of the Company's By-Laws contains provisions allowing for indemnification of directors and officers to the extent permitted under Subchapter D of Chapter 17 of the PBCL.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         The following exhibits are filed herewith or incorporated by reference.

          4-1 Amended and Restated Articles of Incorporation, incorporated by reference to exhibits 3.1 and 3.2 of Company's Form SB-2 Registration Statement filed on October 15, 1997.

          4-2 By-Laws, incorporated by reference to exhibit 3.3 of Company's Form SB-2 Registration Statement filed on October 15, 1997.

          5-1  Opinion of Spector Gadon & Rosen, PC.

          23-1    (a)      Consent of KPMG Peat Marwick LLP.
                  (b)      Consent of Deloitte & Touche LLP
                  (c)      Consent of PriceWaterhouseCoopers LLP

          23-2 Consent of Spector Gadon & Rosen, PC. (See Exhibit 5-1)

          99-1.Republic First Bancorp,  Inc.'s Amended and Restated Stock Option
               Plan and Restricted Stock Plan.

Item 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
           Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, PA, on the ___th day of July, 1998.

                                    REPUBLIC FIRST BANCORP, INC.
                                    (Registrant)

Date: July 17, 1998          By:       /s/ Jere A. Young
                                       JERE A. YOUNG
                                       President
                                       Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.


Date: July 17, 1998          By:       /s/ Jere A. Young
                                       JERE A. YOUNG
                                       President
                                       Chief Executive Officer



Date: July 17, 1998        By:         /s/ George S. Rapp
                                       GEORGE S. RAPP
                                       Executive Vice President
                                       Chief Financial Officer

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jere A. Young and George S. Rapp, or each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to be done in an about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Date: July 22, 1998 By:             /s/ Harry D. Madonna
                       ---------------------------------
                                            HARRY D. MADONNA
                                            Chairman of the Board


Date: July 22, 1998 By:            /s/ Kenneth Adelberg
                       --------------------------------
                                            KENNETH ADELBERG
                                            Director

Date: July __, 1998 By:--------------------------------
                                            WILLIAM BATOFF
                                            Director


Date: July __, 1998 By:--------------------------------
                                            DANIEL S. BERMAN
                                            Director


Date: July __, 1998 By:--------------------------------
                                            MICHAEL J. BRADLEY
                                            Director


Date: July __, 1998 By:--------------------------------
                                            JOHN F. D'APRIX
                                            Director

Date: July 22, 1998 By:             /s/ Sheldon E. Goldberg
                       ------------------------------------
                                            SHELDON E. GOLDBERG
                                            Director


Date: July __, 1998 By:--------------------------------
                                            EUSTACE W. MITA
                                            Director


Date: July __, 1998 By:--------------------------------
                                            JAMES E. SCHLEIF
                                            Director


Date: July 22, 1998 By:             /s/ Steven J. Shotz
                       --------------------------------
                                            STEVEN J. SHOTZ
                                            Director


Date: July 22, 1998 By:            /s/ Harris Wildstein
                       --------------------------------
                                            HARRIS WILDSTEIN
                                            Director


Date: July 22, 1998 By:            /s/ Neal I. Rodin
                       -----------------------------
                                            NEAL I. RODIN
                                            Director


Date: July 22, 1998 By:            /s/ Rolf Stensrud
                       -----------------------------
                                            ROLF STENSRUD
                                            Director

                                  EXHIBIT INDEX


         Exhibit                                                                                    Sequential
         Number                                                                                     Page Number
         4-1      Amended and Restated Articles of Incorporation                                          10
                  incorporated herein by reference to exhibits 3.1 and 3.2
                  of Company's Form SB-2 Registration Statement filed
                  on October 15, 1997

         4-2      By-Laws, incorporated by reference to exhibit 3.3                                       11
                  of Company's Form SB-2 Registration Statement
                  filed on October 15, 1997.

         5-1      Opinion of Spector Gadon & Rosen PC                                                     12
                  as to the legality of the shares registered

         23-1     (a)      Consent of KPMG Peat Marwick LLP                                               15
                  (b)      Consent of Deloitte & Touche LLP                                               17
                  (c)      Consent of PriceWaterhouseCoopers LLP                                          19

         23-2     Consent of Spector Gadon & Rosen                                                        21
                  (See Exhibit 5-1)

         99-1     Amended and Restated Stock Option Plan                                                  23
                  and Restricted Stock Plan of Republic First Bancorp, Inc.